Hartford Funds

690 Lee Road

Wayne, PA 19087

September 11, 2023

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114

Attention: Geoff Johnson, Vice President

Re: HARTFORD MUTUAL FUNDS II, INC.

Ladies and Gentlemen:

Appendix A of the Custodian Agreement made as of December 31, 2014, and effective as of January 1, 2015, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), is hereby amended and replaced with Appendix A attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Funds and retaining one for your records.

[signatures follow on next page]

Sincerely,

THE HARFORD MUTUAL FUNDS II, INC.

By: /s/ Ankit Puri
Name: Ankit Puri
Title: Vice President and Treasurer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Geoffrey Johnson

Name: Geoffrey Johnson

Title: Vice President

Effective Date: September 11, 2023

APPENDIX A

LIST OF INVESTMENT COMPANIES

This Appendix A to that certain Custodian Agreement dated December 31, 2014, is effective as of September 11, 2023.

THE HARTFORD MUTUAL FUNDS, INC.

Hartford AARP Balanced Retirement Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

Hartford Climate Opportunities Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund

The Hartford Dividend and Growth Fund

Hartford Dynamic Bond Fund

Hartford Emerging Markets Equity Fund

The Hartford Emerging Markets Local Debt Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

Hartford Global Impact Fund

Hartford Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Value Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund

Hartford Multi-Asset Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

The Hartford Short Duration Fund

Hartford Small Cap Value Fund

The Hartford Small Company Fund

The Hartford Strategic Income Fund

Hartford Sustainable Municipal Bond Fund

The Hartford Total Return Bond Fund

The Hartford World Bond Fund

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

Hartford Multifactor International Fund

Hartford Multifactor Large Cap Value Fund

Hartford Quality Value Fund

Hartford Schroders China A Fund

Hartford Schroders Diversified Emerging Markets Fund

Hartford Schroders Diversified Growth Fund*

Hartford Schroders Emerging Markets Equity Fund

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Hartford Schroders International Contrarian Value Fund

Hartford Schroders International Multi-Cap Value Fund

Hartford Schroders International Stock Fund

Hartford Schroders Securitized Income Fund

Hartford Schroders Sustainable Core Bond Fund

Hartford Schroders Sustainable International Core Fund

Hartford Schroders Tax-Aware Bond Fund

Hartford Schroders US MidCap Opportunities Fund

Hartford Schroders US Small Cap Opportunities Fund

The Hartford Small Cap Growth Fund

HARTFORD SERIES FUND, INC.

Hartford Balanced HLS Fund

Hartford Capital Appreciation HLS Fund

Hartford Disciplined Equity HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Healthcare HLS Fund

Hartford International Opportunities HLS Fund

Hartford MidCap HLS Fund

Hartford Small Company HLS Fund

Hartford Stock HLS Fund

Hartford Total Return Bond HLS Fund

Hartford Ultrashort Bond HLS Fund

HARTFORD HLS SERIES FUND II, INC.

Hartford Small Cap Growth HLS Fund

HARTFORD FUNDS EXCHANGE-TRADED TRUST

Hartford Core Bond ETF

Hartford Large Cap Growth ETF

Hartford Municipal Opportunities ETF

Hartford Schroders Commodity Strategy ETF

Hartford Schroders Tax-Aware Bond ETF

Hartford Short Duration ETF

Hartford Sustainable Income ETF

Hartford Total Return Bond ETF

LATTICE STRATEGIES TRUST

Hartford Disciplined US Equity ETF

Hartford Longevity Economy ETF

Hartford Multifactor Developed Markets (ex-US) ETF

Hartford Multifactor Diversified International ETF

Hartford Multifactor Emerging Markets ETF

Hartford Multifactor Small Cap ETF

Hartford Multifactor US Equity ETF

*Effective at to this Fund as of September 11, 2023

This Schedule A reflects the termination of the following fund from the contract: Hartford Schroders ESG US Equity ETF as of July 2023.

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